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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2005

NANO-PROPRIETARY, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Nano-Proprietary, Inc. is filing this current report to report that it has completed a private placement of $3,000,000 whereby it issued 1,200,000 shares of its common stock, par value $.001 per share, to accredited investors at a price of $2.50 per share. This shares were issued in transactions deemed exempt from registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D. The offering was priced on Thursday, February 10, 2005 when the stock closed at $2.54, but traded as high as $2.65. This transaction was closed and Nano-Proprietary began receiving the funds on February 15, 2005. The proceeds will be used for working capital. A total of 1,000,000 shares were acquired by investment funds run by JLF Asset Management, LLC. JLF Asset Management was established in 1999 and has approximately $500 million under management. It is managed by Jeff Feinberg, previously a partner in Soros Fund Management, and prior to that, 2nd in command at Fidelity Magellan Fund. The remaining 200,000 shares were acquired by Karrison Nichols, a participant in previous private placements of the Company’s Stock.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

None.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano-Proprietary, Inc.

Date: February 18, 2005	By:	/s/ Douglas P. Baker
Douglas P. Baker Chief Financial Officer